UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2018

IMMUNE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2018, Immune Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the sale of up to $2.225 million of original issue discount convertible debentures.

Assuming that all of the convertible debentures are issued, the debentures are convertible at any time at a conversion price of $0.375 per share, subject to adjustment upon an event of default or significant corporate transaction, provided that unless shareholder approval is obtained, the maximum amount of shares of the Company’s common stock that may be issued upon conversion is 6,397,456 shares of common stock (or 19.99% of the issued and outstanding shares of common stock on the closing date). The conversion price is not subject to adjustment for future equity issuances at prices below the then prevailing conversion price and the Company is under no obligation to obtain shareholder approval in connection with the offering.

The debentures are due and payable upon the earlier of (a) November 13, 2018 and (b) the closing by the Company of one or more subsequent financings with gross proceeds to the Company equal to at least $3,000,000 in the aggregate. The debentures represent senior indebtedness of the Company.

Maxim Group LLC is acting as the sole placement agent for the offering.

In connection with the sale of the securities, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering. The Purchase Agreement and debentures contain customary representations and warranties by the Company and each purchaser, as well as indemnification provisions, and are solely for the benefit of the parties to such agreements, and not any third parties. There are no registration rights or warrants being granted to the purchasers in this transaction, and the total number of conversion shares are limited by applicable Nasdaq rules.

The closing of the transaction is subject to customary closing conditions set forth in the transaction documents. We expect to close this transaction by or before May 18, 2018.

The foregoing summary of the terms of the Purchase Agreement and convertible debentures are subject to, and qualified in their entirety by, such documents attached hereto as Exhibit 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Purchase Agreement

10.2	Form of Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot M. Maza
Name:	Elliot M. Maza
Title:	Chief Executive Officer

Date: May 14, 2018